Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.
18111 Von Karman Avenue, Suite 800
Irvine, CA 92612
Phone: (949) 265-6928
Mark Davis
mdavis@nextgen.com

FOR IMMEDIATE RELEASE
May 19, 2016

QUALITY SYSTEMS, INC. REPORTS FISCAL 2016 FOURTH QUARTER AND YEAR-END RESULTS

Company Confirms Fiscal 2017 Guidance
IRVINE, Calif. … May 19, 2016 … Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2016 fourth quarter and fiscal year ended March 31, 2016.
Revenues for the fiscal 2016 fourth quarter reached $127.9 million, compared with $128.4 million reported for the fiscal 2015 fourth quarter. Non-GAAP net income for the 2016 fourth quarter was $11.5 million compared with non-GAAP net income of $12.5 million in the 2015 fourth quarter. On a GAAP basis, net loss for the 2016 fourth quarter was $(16.3) million, compared with net income of $10.7 million in the 2015 fourth quarter.
On a non-GAAP basis, fully diluted earnings per share for the fiscal 2016 fourth quarter was $0.19 versus $0.21 reported in the fourth quarter a year ago. On a GAAP basis, fully diluted loss per share was $(0.27) in the fiscal 2016 fourth quarter compared with $0.18 earnings per share for the same period a year ago.
For the fiscal year ended March 31, 2016, revenues reached $492.5 million, compared with $490.2 million for the 2015 fiscal year. The recurring revenue base, which includes software related subscription services, support and maintenance, RCM, and EDI, reached $386.0 million and represented approximately 78 percent of total revenues for the fiscal year ended 2016.
Non-GAAP net income for fiscal year 2016 was $44.1 million as compared to non-GAAP net income for fiscal year 2015 of $37.7 million. GAAP net income for fiscal 2016 was $5.7 million, versus $27.3 million reported

Quality Systems, Inc.
Fiscal 2016 Fourth Quarter and Year-end Results

in fiscal 2015. On a non-GAAP basis, fully diluted earnings per share for fiscal year 2016 was $0.72 versus $0.62 reported in the prior year. On a GAAP basis, fully diluted earnings per share for the 2016 fiscal year was $0.09, compared with $0.45 reported in the 2015 fiscal year.
The Company also confirmed the guidance it provided in their April 28, 2016 release “Business Strategy Review” as it relates to revenues and non-GAAP fully diluted earnings per share. Currently, the Company expects fiscal year 2017 revenues of between $508 million and $522 million and Non-GAAP fully diluted earnings per share between $0.78 and $0.86.
“These results are in line with the preliminary results we announced on our Business Strategy Update conference call held April 28, 2016,” noted Rusty Frantz, president and chief executive officer. “We continue to execute on the plan laid out at that time and believe we are well positioned to achieve long-term revenue and earnings growth and thus drive shareholder value.”
Quality Systems will host a conference call to discuss its fiscal 2016 fourth quarter and year-end results on Thursday, May 19, 2016 at 5:00 PM ET (2:00 PM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #10622905. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the "Investors” tab, then select "Conference Calls," to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #10622905. The replay will be available from approximately 8:00 PM ET on Thursday, May 19, 2016, through 11:59 PM ET on Wednesday, May 25, 2016. A transcript of the conference call will be made available on the Company’s website at www.qsii.com.
As previously announced, Quality Systems will host its Investment Community Analyst Day for those analysts that follow the Company on Tuesday, June 7, 2016 from 8:30 AM - 1:00 PM local time at the Le Parker Meridien Hotel in New York City, located at 119 West 56th Street (between 6th and 7th Avenues), 212-245-5000. The general public can access the live management presentation in real-time by visiting www.qsii.com, clicking on Investors, and selecting Events & Presentations. An archive of the analyst session will also be available for 90 days.
In addition, the Company will hold its 2016 Annual Shareholders’ Meeting on Tuesday, August 16, 2016 at 1:00 PM local time. The meeting will be held at the Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. Holders of record as of June 17, 2016 are eligible to vote and attend. Proxy materials and the 2016 Annual Report will be made available to shareholders of record and will also be posted on the Company’s website at www.qsii.com.

Quality Systems, Inc.
Fiscal 2016 Fourth Quarter and Year-end Results

About Quality Systems, Inc.
Irvine, Calif.-based Quality Systems, Inc. (QSI) and its subsidiary, NextGen Healthcare Information Systems, develop and provide a range of software and services for medical and dental group practices, including practice management and electronic health record applications, patient portal, interoperability and connectivity products, and population health management and analytics offerings. Services include managed cloud services, revenue cycle management, claims clearinghouse, data interchange and value-add consulting. The Company’s solution portfolio is readily integrated and collectively positioned to drive low total cost of ownership for its client partners, as well as enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.
® Marks owned by Quality Systems, Inc.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Quality Systems, Inc.
Fiscal 2016 Fourth Quarter and Year-end Results

USE OF NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, losses related to the disposition of a business segment, amortization of acquired intangible assets, impairment of goodwill and other assets, securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income (loss) before provision for income taxes. Beginning in the first quarter of fiscal year 2016, the Company began utilizing a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year, by eliminating the effects of non-recurring and period-specific items which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2016 and expected to be applied for the fiscal 2017 period is 30.5%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company intends to re-evaluate this normalized non-GAAP tax rate on an annual basis or more frequently if any significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this press release. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2016	2015	2016	2015
Revenues:
Software license and hardware	$18,497	$21,144	$70,523	$81,649
Software related subscription services	19,015	13,326	55,403	44,592
Total software, hardware and related	37,512	34,470	125,926	126,241
Support and maintenance	39,792	43,234	165,200	169,219
Revenue cycle management and related services	20,376	19,720	83,006	74,237
Electronic data interchange and data services	20,930	20,082	82,343	76,358
Professional services	9,302	10,882	36,002	44,170
Total revenues	127,912	128,388	492,477	490,225
Cost of revenue:
Software license and hardware	7,357	6,477	27,506	28,803
Software related subscription services	9,168	5,643	26,622	20,672
Total software, hardware and related	16,525	12,120	54,128	49,475
Support and maintenance	7,455	7,802	31,329	28,866
Revenue cycle management and related services	14,018	14,252	57,591	54,406
Electronic data interchange and data services	12,851	12,274	50,153	48,244
Professional services	8,406	9,393	32,414	42,173
Total cost of revenue	59,255	55,841	225,615	223,164
Gross profit	68,657	72,547	266,862	267,061
Operating expenses:
Selling, general and administrative	40,272	41,279	156,234	158,172
Research and development costs, net	16,077	17,638	65,661	69,240
Amortization of acquired intangible assets	2,675	898	5,367	3,693
Impairment of assets	32,238	—	32,238	—
Total operating expenses	91,262	59,815	259,500	231,105
Income from operations	(22,605)	12,732	7,362	35,956
Interest income	27	40	428	111
Interest expense	(1,295)	(311)	(1,304)	(341)
Other expense, net	(19)	(45)	(166)	(62)
Income (loss) before provision for (benefit of) income taxes	(23,892)	12,416	6,320	35,664
Provision for (benefit of) income taxes	(7,570)	1,673	663	8,332
Net income (loss)	$(16,322)	$10,743	$5,657	$27,332
Net income (loss) per share:
Basic	$(0.27)	$0.18	$0.09	$0.45
Diluted	$(0.27)	$0.18	$0.09	$0.45
Weighted average shares outstanding:
Basic	60,899	60,288	60,635	60,259
Diluted	60,899	60,956	61,233	60,849
Dividends declared per common share	$—	$0.175	$0.525	$0.70

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	March 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$27,176	$118,993
Restricted cash and cash equivalents	5,320	2,419
Marketable securities	9,297	11,592
Accounts receivable, net	94,024	107,669
Inventory	555	622
Income taxes receivable	32,709	3,147
Prepaid expenses and other current assets	14,910	11,535
Total current assets	183,991	255,977
Equipment and improvements, net	25,790	20,807
Capitalized software costs, net	13,250	40,397
Deferred income taxes, net	8,198	30,197
Intangibles, net	91,675	27,689
Goodwill	188,837	73,571
Other assets	19,049	11,883
Total assets	$530,790	$460,521
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,126	$10,018
Deferred revenue	57,935	66,343
Accrued compensation and related benefits	18,670	24,051
Income taxes payable	91	10,048
Dividends payable	—	10,700
Other current liabilities	50,238	33,924
Total current liabilities	138,060	155,084
Deferred revenue, net of current	1,335	1,349
Deferred compensation	6,357	5,750
Line of credit	105,000	—
Other noncurrent liabilities	10,661	14,798
Total liabilities	261,413	176,981
Commitments and contingencies
Shareholders’ equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 60,978 and 60,303 shares at March 31, 2016 and 2015, respectively	610	603
Additional paid-in capital	211,262	198,650
Accumulated other comprehensive loss	(481)	(192)
Retained earnings	57,986	84,479
Total shareholders' equity	269,377	283,540
Total liabilities and shareholders' equity	$530,790	$460,521

QUALITY SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2016	2015	2016	2015
Income (loss) before provision for income taxes - GAAP	$(23,892)	$12,416	$6,320	$35,664
Non-GAAP adjustments:
Acquisition costs, net	(95)	441	5,648	2,923
Amortization of acquired intangible assets	5,612	1,756	11,014	7,126
Amortization of deferred debt issuance costs	258	—	258	—
Loss on disposition of Hospital Solutions Division and related costs	311	—	2,064	—
Securities litigation defense costs, net of insurance	(1,866)	1,491	(2,147)	3,951
Share-based compensation	967	845	3,295	3,471
Impairment of assets and related wind-down costs*	32,832	—	32,832	—
Other non-run-rate expenses**	2,477	—	4,199	315
Total adjustments to GAAP income before provision for income taxes:	40,496	4,533	57,163	17,786
Income before provision for income taxes - Non-GAAP	16,604	16,949	63,483	53,450
Provision for income taxes	5,064	4,425	19,362	15,718
Net income - Non-GAAP	$11,540	$12,524	$44,121	$37,732
Diluted net income per share - Non-GAAP	$0.19	$0.21	$0.72	$0.62
Weighted-average shares outstanding (diluted):	61,375	60,956	61,233	60,849

* For the three months and fiscal year ended March 31, 2016, impairment of assets and related wind-down costs consists of $32,238 impairment of previously capitalized investment in the NextGen Now development project and $594 of related wind-down costs.

** For the three months ended March 31, 2016, other non-run-rate expenses consist of $1,145 of professional services costs not related to ongoing core operations, $474 incremental costs related to the transition of Company executive officers, and $858 of other costs, including severance, retention, and other employee-related costs. For the fiscal year ended March 31, 2016, other non-run-rate expenses consist of $1,417 of professional services costs not related to ongoing core operations, $1,412 incremental costs related to the transition of Company executive officers, and $1,370 of severance, retention, and other employee-related costs.

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